EXHIBIT 15


	Securities and Exchange Commission
	450 Fifth Street, N.W.
	Washington, D.C.  20549


	We are aware that our report dated July 27, 1994, on our reviews of interim condensed consolidated financial information of Minnesota Mining and Manufacturing Company and subsidiaries (the Company) for the three- and six-month periods ended June 30, 1994 and 1993, and included in the Company's quarterly report on Form 10-Q for the period ended June 30, 1994, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 2-78422, 33-14791, 33-48690 and 33-49842), and Form S-3 (Registration
	No. 33-48089). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                /s/ COOPERS & LYBRAND L.L.P.

                                COOPERS & LYBRAND L.L.P.






	St. Paul, Minnesota
	August 11, 1994